UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-123735	87-0700927
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86 - 0579) 82239700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 31, 2007, the Board of Directors of Kandi Technologies, Corp. (the “Company”) adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) for the Company and approved and authorized the adoption of the charter documents four committees: the Audit Committee, the Compensation Committee, the Nominations/Corporate Governance Committee and the Disclosure Committee.

Messrs. Dexter Fong (Chair), Zheng Mingyang and Xie Keipei were appointed to the Audit Committee, Messrs. Zheng Mingyang (Chair), Xie Keipei and Ying Jinfeng were appointed to the Compensation Committee, Messrs. Ying Jinfeng (Chair), Zheng Mingyang and Xie Keipei were appointed to the Nominations/Corporate Governance Committee and Messrs. Hu Xiaoming, Zhu Xiaoying and Lang Jianfeng were appointed to the Disclosure Committee.

The Code of Ethics and each of the charters for the Audit, Compensation, Nominations/Corporate Governance and Disclosure Committees is included as Exhibits 14, 99.1, 99.2, 99.3 and 99.4 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted October 31, 2007.

99.1	Audit Committee Charter, adopted October 31, 2007.

99.2	Compensation Committee Charter, adopted October 31, 2007.

99.3	Nominating/Corporate Governance Committee Charter, adopted October 31, 2007.

99.4	Written Disclosure Policy, adopted October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007

KANDI TECHNOLOGIES, CORP.

By: /s/ Hu Xiaoming
Name: Hu Xiaoming
Title: President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted October 31, 2007.

99.1	Audit Committee Charter, adopted October 31, 2007.

99.2	Compensation Committee Charter, adopted October 31, 2007.

99.3	Nominating/Corporate Governance Committee Charter, adopted October 31, 2007.

99.4	Written Disclosure Policy, adopted October 31, 2007.